UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2014

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

Effective April 1, 2014, the Board of Directors (the “Board”) of Level 3 Communications, Inc. (the “Company”) approved the form of Restricted Stock Unit and Performance Restricted Stock Unit Master Award Agreement (the “Master Agreement”), pursuant to the Company’s stockholder-approved Level 3 Communications, Inc. Stock Plan (the “Plan”).  Each of the Company’s named executive officers will be eligible to receive grants governed by the Master Agreement.  Pursuant to the Plan and the Master Agreement the Company may award from time to time restricted stock units and/or performance restricted stock units to selected employees, including the Company’s named executive officers (these award recipients are referred to as “Participant” or “each recipient”).  The following description of the Master Agreement is qualified in its entirety to the full text of the Master Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference as if set forth in full.

The Board’s primary reason in approving the Master Agreement is to provide for the ability to award Participants with performance restricted stock units (“PRSUs”) instead of their recent historical award of outperform stock appreciation rights (“OSOs”).  While OSOs that were granted prior to 2014 will remain outstanding until their settlement, we do not anticipate additional OSOs will be granted. In addition, the Master Agreement will require the satisfaction of two triggers for awards to be accelerated on a change of control — both a change of control and a termination of employment, in each case as determined by the terms of the Master Agreement.

PRSUs are designed to provide Participants with a long-term stake in the Company’s success.  Under the Master Agreement, a Participant becomes vested in a number of PRSUs based on the achievement of specified levels of performance during the performance period set forth in the applicable award letter issued pursuant to the Master Agreement (the “Award Letter”), so long as the Participant remains continuously employed by the Company or an affiliate of the Company until the applicable scheduled vesting date included in the applicable Award Letter (the “Scheduled Vesting Date”). Except as otherwise provided in the Master Agreement, and subject to the change in control provisions described below, if a Participant ceases to be an employee of the Company or any affiliate of the Company prior to an applicable Scheduled Vesting Date, all PRSUs that have not become vested previously in accordance with any Award Letter will be immediately and irrevocably forfeited.  The Award Letter may also include additional vesting requirements.

The performance-based vesting criteria for a PRSU will be set forth in an Award Letter for each PRSU award.  For PRSUs, as soon as practicable following the end of each applicable Performance Period (as defined in the Plan), the Compensation Committee of the Board of Directors (the “Compensation Committee”) will make a determination of the level of attainment of the Performance Objective (as defined in the Plan).

RSUs awarded pursuant to the Master Agreement represent the Company’s agreement to issue to the Participant shares of common stock, so long as the employee is employed on the applicable Scheduled Vesting Date. The RSUs vest in installments over a period of time set forth in the Award Letter for the applicable RSU award.  When the RSUs vest, the Participant is issued the number of shares of common stock equal to the number of RSUs for which the restrictions have lapsed on that date. Except as otherwise provided in the Master Agreement, if a Participant ceases to be an employee of the Company or any affiliate of the Company prior to an applicable Scheduled Vesting Date, and subject to the change in control provisions described below, all RSUs that have not become vested previously in accordance with any Award Letter are immediately and irrevocably forfeited.

Generally, if a Participant’s employment with the Company and its affiliates terminates after a change in control of the Company either (a) without Cause (as defined in the Master Agreement) and initiated by the Company, or (ii) with Good Reason (as defined in the Master Agreement) and initiated by the Participant, all outstanding awards (both RSUs and PRSUs) will immediately vest and settle as soon as administratively feasible following the termination of employment (and in all events no later than the March 15 of the calendar year following the calendar year in which such termination of employment occurs).  For purposes of calculating the number of common shares to be delivered in such event based on any award of PRSUs where the Performance Period has not yet expired, the Performance Objective for any outstanding awards for PRSUs will be set at the target level (100%) set forth in each Award Letter.  In the event that the Performance Period has expired as of the effective date of the termination of employment, the Performance Objective will be measured in accordance with the terms of the Master Agreement and the Award will vest and settle on the first Scheduled Vesting Date.

2014 PRSU Awards

Also effective April 1, 2014, grants of PRSUs were made to certain executive officers of the Company, including the Company’s named executive officers for the January 1, 2014 through December 31, 2015 Performance Period (the “2014 Awards”).

The following table shows the target number of PRSUs awarded to each of the Company’s named executive officers:

Name	Target Number of PRSUs
Jeff K. Storey	80,000
Sunit S. Patel	40,000
Thomas C. Stortz	30,000

Between zero and 200% of the target number of PRSUs will become earned and eligible to vest based on the extent to which 2015 Adjusted EBITDA performance metrics are achieved at the conclusion of the two-year Performance Period, subject to the terms of the Master Agreement and the Award Letter.  No PRSUs will become eligible to vest if 2015 Adjusted EBITDA performance is below the threshold amount included in the Award Letter.  Fifty percent of the PRSUs which become earned and eligible to vest will vest on April 1, 2016 and 50% will vest on February 1, 2017, subject in each case to the Participant remaining continuously employed by the Company or an affiliate of the Company and the terms of the Master Agreement and Award Letter.

For purposes of the 2014 Awards, “2015 Adjusted EBITDA” means the Company’s net income (loss) from the Company’s Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense (while not expected, other than non-cash stock compensation expenses relating to bonus payments made in the form of stock that related to performance in 2015, if any) for fiscal year 2015, on a consolidated basis as the accounting elements constituting 2015 Adjusted EBITDA are determined in accordance with generally accepted accounting principles and consistent with past practice, subject to adjustment pursuant to the terms of the Plan.

Except as provided below, if a Participant ceases to be an employee of the Company or any affiliate of the Company prior to an applicable Scheduled Vesting Date, all PRSUs that have not become vested previously in accordance with any Award Letter will be immediately and irrevocably forfeited.  If a Participant, including a named executive officer voluntarily terminates employment by reason of the Participant’s retirement pursuant to and in accordance with the then-current retirement policies of the Company, the Participant will remain eligible to earn a pro-rated portion (based on the amount of time which has elapsed during the Performance Period through the date of retirement) of all outstanding PRSUs based on actual performance and a pro-rated portion (based on amount of time which has elapsed since the award date) of all outstanding RSUs.  If a Participant, including a named executive officer’s employment is terminated by reason of death or disability all outstanding PRSUs will immediately vest and settle based on the target level (100%) set forth in the Award Letter.  Following a termination of employment, as a condition to the settlement of outstanding PRSUs, each Participant will be required to execute and not revoke a mutual liability release agreement in form and substance determined by the Company.

The foregoing description of the form Award Letter is qualified in its entirety to the full text of the form Award Letter for the 2014 Awards which is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference as if set forth in full.

Key Executive Severance Plan Amendment

On April 1, 2014, the Board of Directors of Level 3 Communications, Inc. (“Level 3”) amended its Key Executive Severance Plan (the “KESP”).  The KESP as amended will be effective on April 1, 2015. Prior to that time, the KESP as adopted in 2012 and amended in 2013 will remain in full force and effect.  Level 3 established the KESP to provide eligible executives, who are involuntarily terminated from employment in certain limited circumstances, with severance and welfare benefits.  Each of the Company’s named executive officers currently participate in the KESP.

The amendment to the KESP conforms the treatment of outstanding PRSUs upon an eligible retirement to the treatment set forth in the Master Agreement and applicable Award Agreement, as described above. Pursuant to the terms of the KESP, however, this amendment will not be effective for 12 months from the Board’s adoption of the amendment.

The foregoing description of the KESP as amended is qualified in its entirety to the full text of the KESP as amended which is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
None

(b)	Pro Forma Financial Information
None

(c)	Shell Company Transactions
None

(d)	Exhibits

	10.1	Form of Level 3 Communications, Inc. Restricted Stock Unit and Performance Restricted Stock Unit Master Award Agreement.

	10.2	Form of 2014 Award Letter

	10.3	Level 3 Communications, Inc. Key Executive Severance Plan (as approved by the Board on April 1, 2014) (to be effective as of April 1, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: April 7, 2014

Exhibit Index

Exhibit	Description

10.1	Form of Level 3 Communications, Inc. Restricted Stock Unit and Performance Restricted Stock Unit Master Award Agreement.

10.2	Form of 2014 Award Letter

10.3	Level 3 Communications, Inc. Key Executive Severance Plan (as approved by the Board on April 1, 2014) (to be effective as of April 1, 2015)